Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Revenue Grew 18% to
$5.4 million with Earnings per Share of $0.01
in Second Quarter 2023

●	Second quarter revenue rose $827 thousand, or 18%, to $5.4 million year-over-year

○	Tool revenue grew 23% and Contract Services revenue was up 10%

●	Strong operating leverage resulted in measurably improved operating income of $546 thousand, or 10.2% of sales; Operating income up over 4x year-over-year

●	Achieved net income of $323 thousand or $0.01 per diluted share

●	Adjusted EBITDA* of $1.2 million up 46% over prior-year period; Adjusted EBITDA margin expanded 430 basis points to 22.6%

●	Opened new service and technology center in Dubai during the quarter

●	2023 outlook updated with revenue between $22 million to $24 million and Adjusted EBITDA* of $5.5 million to $6.5 million

●	Subsequent to quarter-end, the Company executed a new credit agreement which extended maturity dates, included more favorable financing terms and provided additional liquidity

*Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of the second quarter GAAP to non-GAAP measures in the tables of this release

VERNAL, UT, August 14, 2023 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the second quarter ended June 30, 2023.

“We had a strong quarter with revenue up 18% over the second quarter last year. The leverage that we gained from this higher sales volume led to measurably improved operating income and net income, as well as solid EBITDA performance,” commented Troy Meier, Chairman and CEO.

He added, “We continued to gain traction in the Middle East as our international revenue doubled year-over-year and accounted for nearly 20% of our total revenue mix during the quarter. We added to our technical sales and business development team and completed our new service and technology center during the quarter. We continue to be encouraged by the many opportunities in the Middle East region.

“On the domestic front, given the completion of our capacity expansion in Vernal, Utah, we have begun to refurbish a second customer’s PDC bits as part of our contract services work. Over time, we aim to replicate the success and volume of services performed with that of our long-time legacy customer. Overall, we continue to see our investments in manufacturing capacity and personnel pay off.”

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

Second Quarter 2023 Review (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands)	June 30, 2023		March 31, 2023		June 30, 2022	Change Sequential	Change Year/Year
North America	4,325		5,475		4,021	(21.0)%	7.6%
International	1,042		806		520	29.3%	100.4%
Total Revenue	$5,367		$6,281		$4,541	(14.5)%	18.2%

Tool (DNR) Revenue	$3,552		$4,254		$2,892	(16.5)%	22.8%
Contract Services	1,815		2,027		1,649	(10.5)%	10.1%
Total Revenue	$5,367	#	$6,281	#	$4,541	(14.5)%	18.2%

Revenue growth year-over-year reflected the recovery in the North America oil & gas industry, strengthened market share for the Drill-N-Ream® (DNR) wellbore conditioning tool domestically and internationally, and continued strong demand for the refurbishment of drill bits and other related tools.

For the second quarter of 2023, North America revenue comprised approximately 81% of total revenue, with remaining sales all within the Middle East. Revenue growth year-over-year in North America was due to increased tool revenue and growth in Contract Services. International revenue doubled over last year’s period, which reflected improved market conditions and the strengthening of the Company’s Middle East technical sales and marketing team.

The revenue decline from the sequential first quarter of 2023 reflects strong tool sales from the Company’s U.S. channel partner during the prior period, and a decline in the U.S. rig count.

Second Quarter 2023 Operating Costs

($ in thousands, except per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	Change Sequential	Change Year/Year
Cost of revenue	$2,013	$2,239	$2,116	(10.1)%	(4.9)%
As a percent of sales	37.5%	35.6%	46.6%
Selling, general & administrative	$2,459	$2,339	$1,894	5.1%	29.8%
As a percent of sales	45.8%	37.2%	41.7%
Depreciation & amortization	$349	$326	$403	7.2%	(13.2)%
Total operating expenses	$4,821	$4,903	$4,413	(1.7)%	9.3%
Operating Income	$546	$1,378	$128	(60.4)%	327.5%
As a % of sales	10.2%	21.9%	2.8%
Other income (expense) including Income tax	$107	$135	$(184)	(21.0)%	NA
Net Income (loss)	$323	$1,513	$(57)	(78.6)%	NA
Diluted earnings per share	$0.01	$0.05	$(0.00)
Adjusted EBITDA¹	$1,213	$2,019	$831	(39.9)%	46.0%
As a % of sales	22.6%	32.1%	18.3%

1Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation, and amortization, non-cash stock compensation expense, and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

When comparing with the prior-year second quarter, higher volume, improved processes and operational efficiencies drove enhanced leverage despite continued investments in people and higher legal expenses. Selling, general & administrative (SG&A) expenses in the second quarter of 2023 included legal expenses of $450 thousand due to continuing litigation for the Company’s patent infringement lawsuit over violations of the patents on its DNR tool. The increase in SG&A also reflected the expansion of the Company’s Middle East operations.

Depreciation and amortization expense decreased approximately 13% year-over-year as a result of fully amortizing a portion of intangible assets and fully depreciating manufacturing center equipment.

Balance Sheet and Liquidity

Year-to-date cash generated by operations was $921 thousand compared with $1.4 million in the year-ago period. Cash at the end of the quarter was $1.2 million, down $978 thousand from year-end 2022 due to working capital timing, higher capital expenditures, and an increase in inventory for anticipated demand for the DNR in the Middle East. Subsequent to quarter-end, the Company received a $750 thousand payment related to delayed accounts receivable.

Capital expenditures of $2.4 million year-to-date were largely in support of the Company’s Middle East operations, which included the DNR rental tool fleet and the new service and technology center that opened in the second quarter. The Company expects capital spending for fiscal 2023 to range between $3.5 million to $4.0 million.

Total debt at quarter-end was $1.9 million. On July 28, 2023, the Company executed a new credit agreement with Vast Bank, National Association, which included a 5-year, $1.7 million term loan, a 2-year, $750,000 revolving credit line, and a program whereby the lender can purchase certain accounts receivable. The proceeds from the receivables program were used to repay the full amount outstanding under the Company’s prior credit agreement.

2023 guidance updated to account for decline in the U.S. rig count and additional patent infringement litigation costs

As of August 14, 2023	Updated Guidance	Previous Guidance
Revenue	$22.0 million to $24.0 million	$24.0 million to $27.0 million
SG&A expense	$9.0 million to $9.5 million (includes approximately $1.2 million in legal expenses for ongoing patent infringement litigation)	$9.0 million to $10.0 million (includes approximately $1.0 million in legal expenses for ongoing patent infringement litigation)
Adjusted EBITDA[1]	$5.5 million to $6.5 million	$6.5 million to $7.5 million

1See “Forward Looking Non-GAAP Financial Measures” below for additional information about this non-GAAP measure.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am Mountain Time (12:00 pm Eastern Time) to review the results of the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 2:00 pm MT (4:00 pm ET) the day of the teleconference until Thursday, Monday, August 28, 2023. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13740109 or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

Definitions and Composition of Product/Service Revenue:

Tool (DNR) Revenue is the sum of tool sales/rental revenue and other related tool revenue, which is comprised of royalties and fleet maintenance fees.

Contract Services revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for leading oil field service companies. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the Company’s strategic review process, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Forward Looking Non-GAAP Financial Measures

Forward-looking adjusted EBITDA is a non-GAAP measure. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2023 and future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth in this presentation may be material.

For more information, contact investor relations:

Deborah K. Pawlowski / Craig P. Mychajluk
Kei Advisors LLC
716-843-3908 / 716-843-3832
dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
North America	$4,325,055	$4,021,118	$9,800,115	$7,766,133
International	1,042,295	519,724	1,848,449	904,874
Total Revenue	$5,367,350	$4,540,842	$11,648,564	$8,671,007

Operating cost and expenses
Cost of revenue	$2,013,167	$2,116,096	$4,251,758	$3,883,995
Selling, general, and administrative expenses	2,458,804	1,894,403	4,797,653	3,541,051
Depreciation and amortization expense	349,447	402,648	675,460	813,379
Total operating cost and expenses	$4,821,418	$4,413,147	$9,724,871	$8,238,425
Operating income	$545,932	$127,695	$1,923,693	$432,582

Other income (expense)
Interest income	13,755	2,978	30,653	3,176
Interest expense	(129,866)	(132,738)	(283,956)	(256,600)
Recovery of related party note receivable	-	(22,146)	350,262	-
Gain / (Loss) on sale or disposition of assets	-	-	-	(22,146)
Total other income (expense)	(116,111)	(151,906)	96,959	(275,570)

Income before income taxes	429,821	(24,209)	2,020,652	157,012
Income tax expense	(106,654)	(32,299)	(184,266)	(63,683)
Net income (loss)	$323,167	$(56,508)	$1,836,386	$93,329

Earnings per common share - basic	$0.01	$(0.00)	$0.01	$(0.00)
Weighted average common shares outstanding - basic	29,247,563	28,235,001	29,246,328	28,235,001

Earnings per common share - diluted	$0.01	$(0.00)	$0.01	$(0.00)
Weighted average common shares outstanding - diluted	29,295,761	28,235,001	29,294,526	28,305,101

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

(unaudited)

	(unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$1,179,791	$2,158,025
Accounts receivable	4,687,791	3,241,221
Prepaid expenses	351,840	367,823
Inventories	3,152,403	2,081,260
Assets held for sale	-	216,000
Other current assets	192,493	140,238
Total current assets	9,564,318	8,204,567

Property, plant and equipment, net	11,086,053	8,576,851
Intangible assets, net	-	69,444
Right of use assets (net of amortization)	559,405	638,102
Other noncurrent assets	112,619	111,519
Total assets	$21,322,395	$17,600,483

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,433,587	$1,043,581
Accrued expenses	959,966	891,793
Accrued income tax	524,687	351,618
Current portion of operating lease liability	52,116	44,273
Current portion of financial obligation	78,842	74,636
Current portion of long-term debt, net of discounts	1,424,057	1,125,864
Other current liabilities	-	216,000
Total current liabilities	5,473,255	3,747,765

Operating lease liability, less current portion	342,344	523,375
Long-term financial obligation, less current portion	3,996,937	4,038,022
Long-term debt, less current portion, net of discounts	448,424	529,499
Deferred income	675,000	675,000
Total liabilities	10,935,960	9,513,661

Shareholders’ equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 29,245,080 shares issued and outstanding	29,253	29,245
Additional paid-in-capital	44,407,147	43,943,928
Accumulated deficit	(34,049,965)	(35,886,351)
Total shareholders’ equity	10,386,435	8,086,822
Total liabilities and shareholders’ equity	$21,322,395	$17,600,483

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$1,836,386	93,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	675,460	813,379
Share-based compensation expense	456,819	422,601
Loss on sale or dispositon of assets, net		22,146
Right-of-use amortization	103,624	-
Amortization of deferred loan cost	3,087	9,262
Changes in operating assets and liabilities:
Accounts receivable	(1,446,570)	72,452
Inventories	(1,071,143)	(149,223)
Prepaid expenses and other current assets	(37,372)	(285,628)
Accounts payable, accrued expenses, and other liabilities	227,145	342,193
Income tax payable	173,069	13,422
Net cash provided by operating activities	920,505	1,353,933

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(2,432,561)	(1,249,419)
Proceeds from recovery of related party note receivable	350,262	-
Net cash used in investing activities	(2,082,299)	(1,249,419)

Cash Flows from Financing Activities
Principal payments on debt	(283,139)	(281,487)
Proceeds received from debt borrowings	131,552	182,318
Payments on revolving loan	(499,887)	(553,650)
Proceeds from exercised options	6,408	-
Proceeds received from revolving loan	828,626	553,631
Net cash used in financing activities	183,560	(99,188)

Net (decrease) increase in cash	(978,234)	5,326
Cash at beginning of period	2,158,025	2,822,100
Cash at end of period	$1,179,791	$2,827,426

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Superior Drilling Products, Inc. Revenue Grew 18% to $5.4 million with Earnings per Share of $0.01 in Second Quarter 2023
August 14, 2023

Superior Drilling Products, Inc.

Adjusted EBITDA1 Reconciliation

(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022

GAAP net income (loss)	$323,167	$1,513,219	$(56,510)
Add back:
Depreciation and amortization	349,446	326,014	402,648
Interest expense, net	116,111	137,193	129,760
Share-based compensation	229,671	227,148	212,469
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	106,654	77,612	32,299
Recovery of Related Party Note Receivable		(350,262)	-
(Gain) Loss on disposition of assets	-	-	22,146
Non-GAAP adjusted EBITDA¹	$1,213,249	$2,019,124	$831,012

GAAP Revenue	$5,367,350	$6,281,214	$4,540,842
Non-GAAP Adjusted EBITDA Margin	22.6%	32.1%	18.3%

1 Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income, and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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